UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2007

Excelsior LaSalle Property Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51948 (Commission File Number)	20-1432284 (IRS Employer Identification No.)
225 High Ridge Road Stamford, CT (Address of principal executive offices)	06905 (Zip Code)
(203) 352-4400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On March 21, 2007, the audit committee of the board of directors of Excelsior LaSalle Property Fund (the “Fund”) selected PricewaterhouseCoopers (“PwC”) to serve as the Fund’s independent registered public accounting firm effective immediately for the fiscal year ended December 31, 2007.

Deloitte & Touche LLP (“D&T”), the Fund’s prior independent registered public accounting firm, was dismissed on March 21, 2007. The switch to PwC was not the result of any disagreement between the Fund and D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

As previously disclosed, on November 20, 2006, The Charles Schwab Corporation (“Schwab”) announced an agreement to sell U.S. Trust Corp., a wholly-owned subsidiary of Schwab, to Bank of America Corporation (the “Sale”). The Sale of U.S. Trust Corp. includes all of U.S. Trust Corp.’s subsidiaries, including the Manager and UST Securities Corp., the Fund’s placement agent. The Sale is subject to Federal Reserve Board and other regulatory approvals and is currently expected to close in the third quarter of 2007.

On December 11, 2006, D&T informed the Fund that D&T is not independent of Bank of America Corporation, and that, effective upon the closing date of the Sale, D&T will no longer be able to serve as the Fund’s independent registered public accounting firm and provide any attest services to the Fund. In light of D&T’s inability to serve as the Fund’s independent registered public accounting firm upon closing of the Sale, the Fund’s audit committee sought an alternative independent registered public accounting firm to replace D&T.

The independent auditors’ reports of D&T for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Fund’s financial statements for the years ended December 31, 2006 and 2005 and from January 1, 2007 through March 21, 2007, the date of D&T’s dismissal, there were no disagreements between the Fund and D&T on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreement(s) in connection with its reports. During the years ended December 31, 2006 and 2005 and from January 1, 2007 through March 21, 2007, the date of D&T’s dismissal, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K

During the years ended December 31, 2006 and 2005 and from January 1, 2007 through March 21, 2007, the date of D&T’s dismissal, the Fund did not consult with PwC regarding:

•	the application of accounting principles to a specified transaction;

•	the type of audit opinion that might be rendered on the Fund’s financial statements; or
•	any matter that was either the subject of a “disagreement” or a “reportable event” as those terms are defined in Item 304 of Regulation S-K.

The Fund provided D&T with a copy of the foregoing disclosures and requested that D&T furnish the Fund with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether D&T agrees with the statements made in this Form 8-K. In response, D&T has provided the letter attached as Exhibit 16 hereto.

In addition, the Fund provided PwC with a copy of the disclosures made in this Form 8-K and an opportunity to furnish the Fund with a letter addressed to the Commission containing any new information, clarification of the Fund’s expression of PwC’s views, or the respects in which PwC does not agree with the statements made by the Fund in this Form 8-K. PwC declined the opportunity to furnish such a letter.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
16	Letter, dated March 23, 2007, from Deloitte & Touche LLP to the Securities and Exchange Commission, Regarding Deloitte & Touche LLP’s Agreement with the Statements Made in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCELSIOR LASALLE PROPERTY FUND, INC.
By:	/s/ Robert F. Aufenanger
Robert F. Aufenanger
Chief Financial Officer

Date:	March 27, 2007

Exhibit Index

Exhibit No.	Description
16	Letter, dated March 23, 2007, from Deloitte & Touche LLP to the Securities and Exchange Commission, Regarding Deloitte & Touche LLP’s Agreement with the Statements Made in this Form 8-K.